QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.37

CERTIFICATE OF INCORPORATION

of

ACT ACQUISITION CORP.

        The undersigned, a natural person, for the purpose of organizing a corporation under the provision of the General Corporation Law of the State of Delaware, hereby certifies that:

ARTICLE I

        The name of the corporation (hereinafter called the "Corporation") is ACT Acquisition Corp.

ARTICLE II

        The address, including the street, number, city, and county of the registered office of the Corporation is c/o Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of Newcastle, Delaware 19808. The name of the Company's registered agent for service of process at such address is the Corporation Service Company.

ARTICLE III

        The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote and lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

        The aggregate number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, designated as common stock, par value $0.01.

ARTICLE V

        The name and address of the incorporator is: Joan E. Rudolph, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.

ARTICLE VI

        The Corporation shall have perpetual existence.

ARTICLE VII

        The Corporation shall, to the fullest extent permitted by section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under that section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section, and the indemnification provided from herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

        From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this article VIII.

Dated: December 6, 2000
/s/ JOAN E. RUDOLPH Joan E. Rudolph, Sole Incorporator

CERTIFICATE OF MERGER
OF ACT MEDICAL, INC.
INTO
ACT ACQUISITION CORP.

        The undersigned corporation DOES HEREBY CERTIFY:

        FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
ACT Acquisition Corp.	Delaware
ACT Medical, Inc.	Massachusetts

        SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

        THIRD: That the name of the surviving corporation of the merger is ACT Acquisition Corp., which shall herewith be changed to MedSource Technologies. Newton Inc.

        FOURTH: That the Certificate of Incorporation of ACT Acquisition Corp., a Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation, except that Article I of such Certificate of Incorporation is hereby amended to read in its entirety as follows: "The name of the corporation (hereinafter called the "Corporation") is MedSource Technologies, Newton Inc."

        FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 110 Cheshire Lane, Suite 100, Minneapolis, MN 55305.

        SIXTH: That a copy of the Agreement of Merger will be famished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

        SEVENTH: That the authorized capital stock of ACT Medical, Inc. is 6,000,000 shares consisting entirely of common stock, no par value.

        EIGHTH: That this Certificate of Merger shall be effective on the filing of the Certificate of Merger in Delaware in accordance with the Delaware General Corporation Law.

Dated: December 29, 2000
ACT ACQUISITION CORP.
	By:	/s/ RICHARD J. EFFRESS Richard J. Effress Chairman of the Board and Chief Executive Officer

QuickLinks

CERTIFICATE OF INCORPORATION of ACT ACQUISITION CORP.
CERTIFICATE OF MERGER OF ACT MEDICAL, INC. INTO ACT ACQUISITION CORP.